ARM Holdings plc
Exhibit 15.1

PricewaterhouseCoopers LLP 1 Embankment Place London WC2N 6RH Telephone +44 (0) 20 7583 5000 Facsimile +44 (0) 20 7822 4652 www.pwc.com/uk

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-133883) of ARM Holdings plc of our report dated April 3, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the references to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
London, United Kingdom
April 7, 2008

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC 303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.